UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

ServiceTitan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42434	26-0331862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 N. Brand Blvd.

Suite 100

Glendale, California 91203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (855) 899-0970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TTAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, in connection with its initial public offering (the “IPO”), ServiceTitan, Inc. (the “Company”) granted the underwriters of its IPO a 30-day option to purchase additional shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), at the IPO price of $71.00 per share, less underwriting discounts and commissions. On December 17, 2024, the Company consummated the sale of an additional 1,320,000 shares of its Class A Common Stock pursuant to the full exercise by the underwriters of their option to purchase additional shares, resulting in total gross proceeds of $93,720,000, before deducting underwriting discounts and commissions.

The information in this Current Report on Form 8-K shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICETITAN, INC.

Date: December 17, 2024	By:	/s/ Ara Mahdessian
Ara Mahdessian
Chief Executive Officer